Exhibit 3.1

AMENDMENT No. 1 TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TESORO LOGISTICS GP, LLC
THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TESORO LOGISTICS GP, LLC (the “Amendment No. 1”), is made and entered into by and among Tesoro Logistics GP, LLC a Delaware limited liability company (the “General Partner”), Tesoro Corporation, a Delaware corporation (“Tesoro”), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company, formerly known as Tesoro Refining and Marketing Company (“TRMC”), and Tesoro Alaska Company LLC, a Delaware limited liability company, formerly known as Tesoro Alaska Company (“TAC”), effective as of this 30th day of September, 2014 (the “Effective Date”).
RECITALS
WHEREAS, Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), was formed on December 3, 2010;
WHEREAS, Tesoro, as the sole member of the General Partner, executed the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of April 25, 2011, and Tesoro and TRMC amended that agreement on April 1, 2012, November 15, 2012, June 1, 2013 and December 6, 2013; and
WHEREAS, the General Partner, Tesoro, TRMC and TAC executed the Second Amended and Restated Limited Liability Company Agreement of the General Partner dated as of July 1, 2014 (the “LLC Agreement”);
WHEREAS, the General Partner, Tesoro, TRMC and TAC now desire to amend the LLC Agreement to revise the membership interests as of the Effective Date.
NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in the LLC Agreement and this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.     Amendment to Exhibit A of the LLC Agreement. Exhibit A of the LLC Agreement is hereby amended and restated in its entirety to read as set forth in Annex A to this Amendment No. 1.
Section 2.     Limited Amendment. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties hereto under the LLC Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Section 3.    Governing Law, Construction. This Amendment No. 1 is governed by and shall be construed in accordance with the Law of the State of Delaware. In the event of a direct conflict between the provisions of this Amendment No. 1 and any mandatory, non-waivable provision of the Act, such provision of the Act shall control.
Section 4.     Capitalized Terms. Capitalized terms not otherwise defined in this Amendment No. 1 have the meanings set forth in the LLC Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 effective as of the first date written above.

THE GENERAL PARTNER:

TESORO LOGISTICS GP, LLC

By: /s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

MEMBERS:

TESORO CORPORATION

By: /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Directors and
President

TESORO REFINING & MARKETING
COMPANY LLC

By: /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Managers and
President

TESORO ALASKA COMPANY LLC

By: /s/ GREGORY J. GOFF
Gregory J. Goff
Chairman of the Board of Managers and
President

Signature Page to Amendment No. 1 - TLGP LLC Agreement

ANNEX A
MEMBERS

Member	Sharing Ratio	Capital Contribution

Tesoro Corporation	5%
$1,000.00 plus $63 million in assets contributed on April 26, 2011 in connection with the initial public offering of Tesoro Logistics LP.

100% of the equity interests of Tesoro Alaska Pipeline Company LLC, pursuant to the Contribution, Conveyance and Assumption Agreement
dated June 23, 2014

Tesoro Alaska Company LLC	0.5%	The Nikiski Assets, pursuant to the Contribution, Conveyance and Assumption Agreement dated June 23, 2014

Tesoro Refining & Marketing Company LLC	94.5%
The Amorco Wharf assets, pursuant to the Contribution, Conveyance and Assumption Agreement effective date April 1, 2012.

The Long Beach assets, pursuant to the Contribution, Conveyance and Assumption Agreement effective date September 14, 2012.

The Anacortes Rail Facility assets, pursuant to the Contribution, Conveyance, and Assumption Agreement effective date November 15, 2012.

The BP Carson assets, pursuant to the Contribution, Conveyance and Assumption Agreement dated May 17, 2013 and effective as of June 1, 2013.

The BP Carson Tranche 2 assets, pursuant to the Contribution, Conveyance and Assumption Agreement dated November 18, 2013 and effective as of December 6, 2013.

Annex A to Amendment No. 1 - TLGP LLC Agreement

Tesoro Refining & Marketing Company LLC (continued)	The Anacortes Assets and Martinez Assets, pursuant to the Contribution, Conveyance and Assumption Agreement dated June 23, 2014

Annex A to Amendment No. 1 - TLGP LLC Agreement